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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  September 17, 2003


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


        Delaware                 1-8400                  75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas           76155
 (Address of principal executive offices)            (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)







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Item 5.  Other Events

AMR Corporation (the Company) is filing herewith a press release issued on September 17, 2003 by the Company as Exhibit 99.1 which is included herein. This press release was issued to announce the pricing of a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 of $300 million principal amount of 4.25 percent senior convertible notes due 2023.

Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release










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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  September 18, 2003






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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release











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                                                Exhibit 99.1

                              Contact: Corporate Communications
                                       Fort Worth, Texas
                                       817-967-1577

FOR RELEASE: Wednesday, Sept. 17, 2003

          AMR PRICES SENIOR CONVERTIBLE NOTES DUE 2023

FORT WORTH, Texas - AMR Corp. (NYSE:AMR), the parent company of American Airlines, Inc., today announced the pricing of a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the "Securities Act") of $300 million principal amount of 4.25 percent senior convertible notes due 2023. The sale of the notes is expected to close on Sept. 23, 2003 subject to customary closing conditions.

Interest on the notes will be payable semiannually in arrears. Each note will be convertible, under certain circumstances, into AMR common stock at a conversion ratio of 57.61 shares per $1,000 principal amount of notes. This represents an equivalent conversion price of $17.36 per share (subject to adjustment in certain circumstances), or a 32 percent premium over the New York Stock Exchange closing price for the company's common shares of $13.15 on Sept. 17, 2003.

AMR may redeem the notes, in whole or in part, in cash on or after Sept. 23, 2008. Up to an additional $50 million principal amount of the notes may be sold upon the exercise of a 30-day option granted to the initial purchaser of the notes.

AMR said the notes are to be guaranteed by American Airlines, Inc. AMR plans to use the net proceeds from the offering for working capital and general corporate purposes.

This announcement is neither an offer to sell nor a solicitation to buy any of these notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

                               ###

Current AMR Corp. news releases can be accessed via the Internet.
              Our address is http://www.amrcorp.com